As filed with the Securities and Exchange Commission on February 4, 2016

Registration No. 333-197817

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.  1
TO
FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIBUTE PHARMACEUTICALS CANADA INC.
(Exact name of registrant as specified in its charter)

Ontario	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

151 Steeles Ave. E., Milton, Ontario Canada L9T 1Y1
(905) 876-1118
 (Address and telephone number of registrant’s principal executive offices)

Scott Langille
Chief Financial Officer
Tribute Pharmaceuticals Canada Inc.
151 Steeles Ave. E.
Milton, Ontario Canada L9T 1Y1
(905) 876-1118
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas M. Rose Troutman Sanders LLP 401 9th Street, N. W. Suite 1000 Washington, DC 20004-2134 (202) 274-2950	Eric R. Roblin, Esq. Fogler, Rubinoff LLP 77 King Street West Suite 3000 Toronto-Dominion Centre Toronto, Ontario M5K 1G8 (416) 864-9700

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form F-3 (this “Amendment”) relates to Registration Statement No. 333-197817, originally filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2014 (the “Registration Statement”), by Tribute Pharmaceuticals Canada Inc., an Ontario corporation (the “Registrant”). The Registration Statement registered for resale an aggregate of 23,828,016 common shares of the Registrant, no par value (the “Securities”), by the selling securityholders named therein.  The Registration Statement was declared effective on August 12, 2014. This Amendment is being filed to deregister all unsold Securities registered pursuant to the Registration Statement.

On June 8, 2015, the Registrant, POZEN Inc., a Delaware corporation (“Pozen”), Aralez Pharmaceuticals plc, a public limited company formed under the laws of Ireland (formerly known as Aguono Limited, a private limited company formed under the laws of Ireland, and subsequently renamed Aralez Pharmaceuticals Limited prior to its re-registration as a public limited company) (“Former Parent”), Aralez Pharmaceuticals Holdings Limited, a private limited company formed under the laws of Ireland (formerly known as Trafwell Limited) (“Holdings”), ARLZ US Acquisition Corp., a corporation formed under the laws of the State of Delaware (“Former US Merger Sub”), and ARLZ CA Acquisition Corp., a corporation formed under the laws of the Province of Ontario, Canada (“Can Merger Sub”), entered into the Agreement and Plan of Merger and Arrangement (“Agreement”). The Agreement was subsequently amended by Amendment No. 1, dated as of August 19, 2015, by and among the Registrant, Former Parent, Holdings, Former US Merger Sub, ARLZ US Acquisition II Corp., a corporation formed under the laws of the State of Delaware (“US Merger Sub”), Can Merger Sub and Pozen (“Amendment No. 1”), and by Amendment No. 2, dated as of December 7, 2015, by and among the Registrant, Former Parent, Holdings, Aralez Pharmaceuticals Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“Parent”), US Merger Sub, Can Merger Sub and Pozen (“Amendment No. 2” and, together with the Agreement and Amendment No. 1, the “Merger Agreement”).

In order to effect the transactions contemplated by the Merger Agreement, US Merger Sub, an indirect subsidiary of Parent, will be merged with and into Pozen (the “Merger”). Pozen will be the surviving corporation and, through the Merger, will become an indirect wholly-owned subsidiary of Parent. The acquisition of Pozen will be effected under Delaware law. In accordance with the Merger Agreement, immediately preceding the Merger, Can Merger Sub and the Registrant will amalgamate by way of a court approved plan of arrangement (the “Arrangement” and together with the Merger, the “Merger Transactions”). Upon completion of the Arrangement, the separate legal existence of the Registrant and Can Merger Sub will cease, and the Registrant and Can Merger Sub will continue as one corporation (“Amalco”), with the property of the Registrant and Can Merger Sub becoming the property of Amalco. Upon completion of the Arrangement, the Registrant (as Amalco) will become a wholly-owned subsidiary of Parent.

In connection with the consummation of the Merger Transactions, the Registrant is terminating all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.  In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities that have not been sold by the holders of such Securities through the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration the Securities registered but unsold under the Registration Statement.

The foregoing description of the Merger Transactions, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 12, 2015 (with respect to the Agreement), and Exhibit 2.1 and Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on December 8, 2015 (with respect to Amendment No. 1 and Amendment No. 2, respectively) and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Province of Ontario on February 4, 2016.

TRIBUTE PHARMACEUTICALS CANADA INC.

By:	/s/ Scott Langille
Name:	Scott Langille
Title:	CFO

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Chairman of the Board	February 4, 2016
Arnold Tenney

/s/ *	Director, President and CEO	February 4, 2016
Robert Harris	(Principal Executive Officer)

/s/ Scott Langille	Director, Chief Financial Officer	February 4, 2016
Scott Langille	(Principal Financial Officer)

/s/ *	VP of Finance and Administration	February 4, 2016
Janice M. Clarke	(Principal Accounting Officer)

/s/ *	Director	February 4, 2016
John Kime

/s/ *	Director	February 4, 2016
John M. Gregory

/s/ *	Director	February 4, 2016
F. Martin Thrasher

/s/ *	Director	February 4, 2016
Steven H. Goldman

*By:	/s/ Scott Langille
Scott Langille
As attorney-in-fact to a Power of Attorney previously granted

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Tribute Pharmaceuticals Canada Inc., has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 in the City of Newark, State of Delaware on February 4, 2016.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director